EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Biovail Corporation International on Form S-8 of our reports dated May 14, 1999 appearing in Biovail Corporation International's Annual Report on Form 20-F for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Toronto, Ontario
December 6, 1999